UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Amendment No. 2

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 7, 2007

SCBT FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina	001-12669	57-0799315
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

520 Gervais Street Columbia, South Carolina		29201
(Address of principal executive offices)		(Zip Code)

(800) 277-2175

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

SCBT Financial Corporation (“the Company”) makes this amendment to its Form 8-K dated June 7, 2007 to report that (1) J.W. Hunt and Company, LLP (“JW Hunt”) completed its audit of the financial statements of the Company’s defined contribution retirement plan, known as the South Carolina Bank and Trust Employees’ Savings Plan (the “Plan”), as of and for the year ended December 31, 2007, (2) the Company filed the Plan’s Form 11-K on June 30, 2008, and (3) as a result of the foregoing, the Company’s previously reported termination of its engagement of JW Hunt as the independent registered public accounting firm of the Plan became effective on June 30, 2008 when the Company filed the Plan’s Form 11-K for the year ended December 31, 2007.

JW Hunt’s reports on the Plan’s financial statements for the fiscal years ended December 31, 2007 and 2006 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2007 and 2006, the Company had no disagreements with JW Hunt on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of JW Hunt, would have caused JW Hunt to make reference to the subject matter of the disagreement(s) in connection with its reports on the Plan’s consolidated financial statements for such years.

The Company has requested that JW Hunt furnish a letter addressed to the SEC stating whether or not it agrees with the above statements.  A copy of such letter, dated July 1, 2008, is filed as Exhibit 16.1 to this Form 8-K/A.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

16.1	Letter dated July 1, 2008 from JW Hunt and Company, LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCBT FINANCIAL CORPORATION
(Registrant)

Date: July 2, 2008
/s/ John C. Pollok
John C. Pollok
Senior Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

16.1	Letter dated July 1, 2008 from JW Hunt and Company, LLP